Exhibit 10.18

MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING ("JV/MOU") is entered into on the date set forth on the signature page hereof.

BETWEEN: One World Cannabis Ltd. ("OWC"), a legal entity organized under the laws of the State of Israel, having a place of business at 22, Shacham Street, Petach Tikva, Israel, herein acting and represented by Ziv Turner, its Chief Operating Officer, duly authorized for the purposes hereof as he so declares;

AND: Michepro Holding Ltd, a legal entity constituted under the laws of the State of Cyprus, having a place of business in Nicosia ("EU Partner"); herein acting and represented by Michael A Barth, its Director, duly authorized for the purposes hereof as he so declares.

WHICH PARTIES DECLARE THE FOLLOWING:

WHEREAS, OWC is a wholly-owned Israeli subsidiary of OWC Pharmaceutical Research Corp., a public company organized under the laws of the State of Delaware (OTCQB: OWCP) ("OWCP"), is focused on discovering, developing and commercializing cannabis-based novel therapeutics products and treatments specifically designed for several medical conditions ("OWC's Products"). In addition, OWC offers medical cannabis regulatory compliance services and patient-care consultancy services.

WHEREAS, EU Partner has extensive experience and business connections that are required for the marketing and distribution of the OWC's Products in the European Union (the "EU"); and

WHEREAS, on the parties wish to cooperate in order to jointly promote the marketing and distribution of the OWC's Products in the EU pursuant to the terms of this MOU; and

WHEREAS, the parties are entering into this MOU to set forth their mutual intentions;

NOW THEREFORE, in consideration of the mutual understandings and agreements set forth herein, the parties agree as follows:

1. Strategic Alliance; Responsibilities of the Parties; Financing
1.1. The parties wish to enter into a strategic marketing and distribution alliance to promote the sale of the OWC's Products in the EU according to the guidelines set forth in this MOU.
1.2. The strategic marketing and distribution alliance will be executed through the establishment of a joint venture, the incorporation of a new corporation in Cyprus to be owned by the parties, or any other form of contractual or other form of cooperation that will be mutually decided by the parties following tax and legal advice by their respective consultants, as shall be documented in the definitive agreements to be executed between the parties (the "JV").
1.3. Upon the establishment of the JV, the interest of the parties in the JV shall be held by the parties such that the EU Partner shall hold 25% of such interest and OWC shall hold the remaining 75% of such interest.
1.4. From and after the establishment of the JV, OWC shall provide the JV with the OWC's Products for sale and distribution solely in the EU, at prices to be agreed between the parties from time to time.
1.5. EU Partner shall be responsible to the day-to-day management of the JV, at its own costs, and for this purpose shall make available to the JV its knowledge, business connection and personnel, all in order to maximize the sales of the OWC's Products in the EU through the JV.
1.6. Other activities of the JV shall be financed by the JV funds. To the extent the JV requires further financing from the parties, the parties shall contribute such financing based on their respective holdings in the JV. To the extent one of the parties does not invest its full pro-rata portion of such investment, its holdings will be diluted, based on a pre-money valuation of the JV to be agreed by the parties, and if the parties are unable to agree on such valuation within 7 days after the request of either party, such valuation shall be decided by E&Y or a third party appointed by them.
1.7. To remove any doubt, neither party shall have any authority whatsoever to bind the other party in any manner.

2. Exclusivity
2.1 The cooperation of the parties pursuant to this MOU is on an exclusive basis, such that from and after the establishment of the JV, and as long as the JV markets and sells the OWC's Products in the EU, OWC shall not sell any OWC's Products in the EU other than through the JV.
2.2 In addition, during said period EU Partner shall be prohibited from using, developing, marketing, licensing, or otherwise disposing of products in the EU competing with the OWC's Products.

3. Approvals. The JV shall conduct its activities at all time pursuant to any applicable law. Among others, the JV shall be responsible to obtain any approvals required for the import, storage, marketing and distribution of the OWC's products in the EU (the "Approvals"). The parties shall reasonably assist to the JV in obtaining such approvals.

4. JV Corporate Governance
4.1 The JV shall be managed by its board of directors (to the extent the JV is a corporation) or equivalent managing forum. The parties shall be entitled to appoint members to such managing forum on a pro-rata basis to their holdings in the JV. Decisions in the managing forum shall be made by majority vote.
4.2 The JV shall be managed by its board of directors (to the extent the JV is a corporation) or equivalent managing forum. The parties shall be entitled to appoint members to such managing forum on a pro-rata basis to their holdings in the JV. Decisions in the managing forum shall be made by majority vote.
4.3 Decisions of the parties as the JV owners shall be made by majority vote based on the parties' holdings.
4.4 Each year the JV shall allocate to the parties at least 50% of any profits available for distribution.
4.5 Unless agreed otherwise, the parties shall not transfer their interest in the JV to any third party (other than transferees to affiliates and other permitted transferees that may be agreed in the definitive documents).

5. Additional Consideration to the EU Partner. In order to provide the EU Partner an additional incentive to promote the business of the JV, and as special consideration for its agreement to manage and operate the JV's business without charge, OWC agrees that the EU Partner will be entitled to the following securities of OWCP:
5.1 A certificate evidencing 1,442,308 shares of common stock of OWCP, par value $0.0001 (the "OWCP Shares").
5.2 A Warrant for the purchase of 1,250,000 additional OWCP Shares at an exercise price of US$ 0.08 during the period commencing on the date of execution of definitive agreement and expiring 12 months from the date of execution of this MOU.
5.3 An additional Warrant for the purchase of 448,462 OWCP Shares at an exercise price of US$ 0.25 during the period commencing on the date of execution of definitive agreement and expiring 24 months the date of execution of this MOU.
5.4 Another additional Warrant for the purchase of 448,462 OWCP Shares at an exercise price of US$ 0.40 during the period commencing on the date of execution of definitive agreement and expiring 36 months from the date of execution of this MOU.
5.5.1 THE ISSUANCE OF THE OWCP SHARES, THE WARRANTS AND THE OWCP SHARES UNDERLYING THE WARRANTS (COLLECTIVELY, THE "SECURITIES") UNDER THIS MOU IS BEING MADE PURSUANT TO REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").
5.5.2 THE OWCP SHARES, THE WARRANTS AND THE OWCP SHARES UNDERLYING THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREINBELOW) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE ACT.
5.5.3 THE ABOVE-REFERENCED SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING, OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE IN THIS SUBSCRIPTION AGREEMENT. ANY SUCH REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
1.
6. EU Partner shall bear any and all taxes relating to grant and/or exercise and/or sale of the above securities. OWC and OWCP may withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source in connection therewith. Furthermore, EU Partner shall indemnify OWC and OWCP and shall hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to or by the Grantee. OWCP shall not be required to release any of the above securities to EU Partner until all required tax payments have been fully made.

7. Term and Termination.
7.1 The term of this MOU shall begin on the date of its execution and shall terminate on the earlier of: (a) the execution of definitive agreement between the parties; (b) termination of this MOU upon mutual agreement of the parties; (c) the non-completion of the definitive agreement within 90 days of signing this MOU, unless extended by the mutual consent of the parties hereto.
7.2 In addition, the non-breaching party may terminate the MOU with immediate effect if the other party fails to comply with any material obligation hereunder, and such breach is not cured within 14 days following written notice.

8. Confidentiality; IP Rights.
8.1 The parties acknowledge that, in the course of their negotiations under this MOU, it may be necessary for the parties to provide documentation, technical and business information and/or intellectual property, in whatever form recorded (collectively, "Confidential Information"), to each other. All Confidential Information provided or disclosed by any party to the other parties hereunder shall remain the property of the furnishing party, and shall be held in strict confidence by the receiving party, unless the furnishing party otherwise consents in writing or unless disclosure of such Confidential Information is required by the applicable laws (as detailed below). Confidential Information furnished by any party hereunder (a) shall not be reproduced or copied, in whole or in part, by the receiving party except for use as specifically authorized by this MOU; (b) shall, together with any copies thereof, be returned to the disclosing party, or at the request of the disclosing party, destroyed, when no longer needed for purposes of this MOU or at the request of the disclosing party; and (c) shall only be disclosed by the receiving party to its employees, attorneys, accountants and other professional advisors ("Representatives") who have a need to know such Confidential Information in connection with the performance of this MOU; and who have agreed to comply with the confidentiality obligations set forth herein, and provided that the receiving party is responsible to ay breach of confidentiality by its Representatives. (d) If required to be disclosed by law, provided, however, that receiving party gives disclosing party prompt notice thereof and shall furnish only that portion of the Confidential Information which is legally required, and shall exercise all efforts required to obtain confidential treatment for such information.
8.2 All rights of OWC in any of the OWC's Products and/or related intellectual property are and shall remain at all times the sole property of OWC

9. Publicity. The parties understand and agree that OWC is a wholly-owned subsidiary of a public company organized under the laws of Delaware and with reporting obligations under the United States federal securities laws and the rules and regulations of the SEC promulgated thereunder. As a result, the parties acknowledge and agree that while either party may issue any press release or otherwise publicize or disclose to any third party the existence or nature of this MOU, They shall do so only with notice to and the prior written consent of the other party. Notwithstanding the above, the first publication of either party will be pre-coordinated between the parties.

10. Miscellaneous.
10.1 Entire Agreement. The terms of the MOU include in full all that has been stipulated and agreed between the parties regarding the matters included herein, and they supersede any engagement, consent, presentation and obligation that preceded the signing of the MOU.
10.2 Non-Solicitation. Each party agrees and undertakes that during the MOU period, and for a period of 12 months thereafter, it will not, directly or indirectly, for any purpose or in any place solicit for employment any person employed by the other party.
10.3 Headings. The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this MOU.
10.4 Governing Law. This MOU shall be governed by the laws of the State of New York without reference to conflicts of laws principles. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING HEREUNDER.
10.5 Assignment. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, other than assignment to affiliated entities or in connection with the merger or sale of all or substantially all of the assets or shares of the assigning party.
10.6 Amendment. This MOU may not be revised or amended except in a writing signed by the parties.

IN WITNESS WHEREOF THIS MOU HAS BEEN EXECUTED BY THE PARTIES.

November 3, 2016 One World Cannabis Ltd.

By: /s/: Ziv Turner
Title: CEO_

November 3 2016 Michepro Holding Ltd
By: /s/: Michael A Barth
Title: Director

We confirm the provisions of Section 5 above:

OWC PHARMACEUTICAL RESEARCH CORP.
By: /s/: Mordechai Bignitz
Title: CEO